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                                                                     EXHIBIT 5.1

                                PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                  410-539-2530

                               FAX: 410-539-0489
                                                                 WASHINGTON

                                                                  NEW YORK

                                                                PHILADELPHIA

                                                                   EASTON


                                 June 29, 1998


Pacific Gulf Properties, Inc.
4220 Von Karman, Second Floor
Newport Beach, California 92660

       Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as Maryland counsel to Pacific Gulf Properties Inc., a Maryland corporation and a self-administered and self-managed equity real estate investment trust (the "Company"), in connection with the issuance and sale by the Company of 211,921 shares of common stock of the Company (the "Common Stock"), $.01 par value per share (the "Shares") pursuant to a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission on May 14, 1998 (together with and any post-effective amendments, the "Registration Statement") and the Prospectus relating thereto dated April 23, 1998 (the "Prospectus").

     In this capacity, we have reviewed the Charter documents and By-laws of the Company, the Registration Statement and the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates or public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), that there has been no substantial change in the final documents from documents submitted to us as drafts and that all public records reviewed are accurate and complete. As to factual matters, we have relied upon the above-referenced certificates of officers of the Company and have not independently verified the matters stated therein. This opinion is also based upon the assumption that the Registration Statement has become effective under the Act, and that the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act.

     Based upon the foregoing, and limited in all respects to applicable
Maryland law, we are of the opinion and advise you that the Shares have been duly authorized for issuance by all necessary corporate action on the part of the company and, upon payment of the consideration specified in the Registration Statement and the Prospectus relating thereto, the issuance and delivery of the Shares in accordance with the terms therefor and the countersigning of the certificate or certificates representing the Shares by
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                                                          Piper & Marbury L.L.P.

Pacific Gulf Properties, Inc.

June 29, 1998

Page 2

a duly authorized officer of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and nonassessable.

     The opinions expressed herein: (i) are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated; (ii) are subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland; and
(iii) concern only the effect of the laws (excluding the principles of conflict of laws of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

     In addition, the opinions expressed herein are for the benefit of the persons to whom this opinion is addressed and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity, except that Gibson, Dunn & Crutcher LLP is authorized to rely on this opinion in rendering any opinion to the Company which is to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus relating thereto.

                                         Very truly yours,

                                         /s/ Piper & Marbury L.L.P.